ANNEX A

                    AGREEMENT AND PLAN OF REORGANIZATION


      THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") made and entered into as of November 4, 2005, is by and among Left Right Marketing Technology, Inc., a Delaware corporation (hereinafter referred to as the
"Company"), Strategic Gaming Investments, Inc., a Nevada corporation (hereinafter referred to as "SGI") and each of the holders of shares of common stock of SGI listed on Exhibit A attached hereto (individually, a "SGI Stockholder", and collectively, the "SGI Stockholders").

                                  RECITALS

      WHEREAS, the SGI Stockholders own 100% of the issued and outstanding common stock of SGI; and

      WHEREAS, the Company desires to acquire 100% of the issued and outstanding common stock of SGI and the SGI Stockholders desire to exchange all of their shares of Common Stock of SGI for shares of common stock of the Company in a transaction intended to qualify as a "tax-free" reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

                                  AGREEMENT

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

            EXCHANGE OF THE SHARES AND CONSIDERATION

                  Shares Being Exchanged. Subject to the terms and conditions of this Agreement, at the closing provided for in Section 2 hereof (the "Closing"), each of the SGI Stockholders shall sell, assign, transfer and deliver to the Company the number of shares of common stock of SGI set forth opposite each such SGI Stockholder's name on Exhibit A hereto (the shares of Common Stock of SGI sold, assigned and transferred to the Company hereunder are hereinafter referred to as the "SGI Shares").

                  Consideration. Subject to the terms and conditions of this Agreement and in consideration of the sale, assignment, transfer and delivery of the SGI Shares to the Company, at the Closing the Company shall issue, sell and deliver to the SGI Stockholders a total of SEVEN MILLION SIX HUNDRED FIFTY THOUSAND (7,650,000) shares of common stock of the Company (the shares of Common Stock of the Company issued, sold and delivered to the SGI Stockholders hereunder are hereinafter referred to as the "Company Shares"). Each SGI Stockholder shall receive, in consideration for the shares of common stock of SGI sold, assigned, transferred and delivered to the Company, a pro rata portion of the Company Shares based on the following formula: 7,650,000 times a fraction, the numerator of which is the number of shares held by each SGI Stockholder, and the denominator of which is the total number of shares of common stock of SGI issued and outstanding immediately prior to the Closing, which amount is 76,500. In lieu of any fractional Company Share to which a SGI Stockholder would otherwise be entitled, the Company shall round such fractional share up to a whole Company Share.

            THE CLOSING

                  Time and Place. The Closing of the transactions contemplated by this Agreement shall be held not more than three (3) business days following
(a) satisfaction of all conditions precedent to the obligations of the parties specified in this Agreement, unless duly waived by the party entitled to satisfaction thereof. In any event, if the Closing has not occurred by December 31, 2005, this Agreement may be terminated as provided in Section 12 below. The date on which the Closing is to be held is referred to herein as the "Closing Date". The Closing shall be held at the offices of SGI, 6330 McLeod Dr., Suite 7, Las Vegas, NV 89120, at 10:00 a.m. on such date, or at such other time and place as the parties may agree upon in writing.

                  Deliveries by the SGI Stockholders. At the Closing, each SGI Stockholder shall deliver to the Company the following: (a) stock certificates representing the number of SGI Shares set forth opposite the name of such SGI Stockholder on Exhibit A hereto, duly endorsed or accompanied by stock powers duly executed in blank and otherwise in form acceptable for transfer on the books of SGI, and (b) an investment letter in the form attached hereto as Exhibit B executed by such SGI Stockholders.

                  Deliveries by SGI. At the Closing, SGI shall deliver to the Company the documents referred to in Section 9.1 hereof.

                  Deliveries by the Company. At the Closing, in addition to the documents referred to in Section 9.2 hereof, the Company shall deliver to the SGI Stockholders or their Agent (as defined in Section 14 below) a stock certificate issued in the name of each SGI Stockholder representing the number of Company Shares each SGI Stockholder is entitled to receive in accordance with Section 1.2 above, and shall deliver to SGI the Company's minute book, corporate seal and copies of all corporate and financial books and records.

      3.    INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF SGI STOCKHOLDERS

            Each of the SGI Stockholders, severally but not jointly, represents and warrants to the Company as follows:

            3.1 Title. Such SGI Stockholder owns the number of SGI Shares set forth opposite such stockholder's name on Exhibit A attached hereto immediately prior to Closing, and shall transfer to the Company, at the Closing, good and valid title to said number of SGI Shares, free and clear of all restrictions on transfer (other than any restrictions under federal and state securities laws), liens, claims, options, charges, pledges, security interests, and encumbrances of every kind, character or description. Such SGI Stockholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of SGI.

            3.2 Valid and Binding Agreement. Such SGI Stockholder has the full and unrestricted right, power and authority and capacity to execute and deliver this Agreement and consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by such SGI Stockholder and constitutes the valid and binding obligation of such SGI Stockholder, enforceable in accordance with its terms.

            3.3 Noncontravention. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby do not violate or conflict with or constitute a default under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such SGI Stockholder is a party or by which such SGI Stockholder or such SGI Stockholder's property is bound, or to the knowledge of such SGI Stockholder any existing applicable law, rule, regulation, judgment, or court order. Such SGI Stockholder is not and will not be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

            3.4 Investment Representations. Such SGI Stockholder intends to acquire the Company Shares for investment and not with a view to the public distribution or resale thereof, and such SGI Stockholder shall confirm such intention to the Company by delivering to the Company at the Closing an investment letter in the form attached as Exhibit B hereto executed by such SGI Stockholder. Such SGI Stockholder agrees that the Company may endorse on any stock certificate for the Company Shares to be delivered pursuant to this Agreement an appropriate legend referring to the provisions of the investment letter attached as Exhibit B hereto, and that the Company may instruct its transfer agent not to transfer any Company Shares unless advised by the Company that such provisions have been complied with in full.

      4.    REPRESENTATIONS AND WARRANTIES OF SGI

            SGI represents and warrants to the Company as follows:

            4.1 Authority. SGI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate action on the part of SGI. This Agreement has been duly executed and delivered by SGI and constitutes the valid and binding obligation of SGI, enforceable in accordance with its terms.

            4.2   Organization.

                        SGI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. SGI has the corporate power and authority to carry on its business as presently conducted and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on SGI or its business.
                        The copies of the Articles of Incorporation of SGI and all amendments thereto, as certified by the Secretary of State of Nevada, and the Bylaws of SGI and all amendments thereto, as certified by the Secretary of SGI, which have heretofore been delivered to the Company, are complete and correct copies of the Articles of Incorporation and Bylaws of SGI as amended and in effect on the date hereof.



            4.3   Capitalization.

                        The authorized capital stock of SGI consists of 100,000 shares of Common Stock, $0.001 par value. As of the Closing Date, there will be 76,500 shares of Common Stock of SGI issued and outstanding. All of the issued and outstanding shares of common stock of SGI are duly authorized, validly issued, fully paid and nonassessable, are not subject to preemptive rights created by statute, SGI's Articles of Incorporation, including all amendments thereto, or Bylaws or any agreement to which SGI is a party or by which it is bound, and were offered and sold in compliance with applicable state and federal securities laws.

                        There are no options, warrants, subscriptions, calls, rights, commitments or agreements of any character to which SGI is a party or by which it is bound obligating SGI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of SGI or obligating SGI to grant, extend or enter into any such option, warrant, subscription, call, right, commitment or agreement.

            4.4 Equity Investments. Except as set forth in Schedule 4.4, SGI has no subsidiaries and does not own any equity interest in any other corporation or in any partnership, limited liability company or other form of business entity.

            4.5 Financial Statements. SGI has delivered to the Company copies of its audited balance sheet for the period from inception to September 30, 2005 and the related audited statements of operations, changes in stockholders' equity and cash flows for such period, together with appropriate notes to such financial statements, and copies of its unaudited balance sheet as of October 31, 2005 and the related unaudited statements of operations, changes in stockholders' equity and cash flows for the one month period ended October 31, 2005 (collectively, the "SGI Financial Statements"), copies of which are attached hereto as Schedule 4.5. The SGI Financial Statements have been prepared in accordance with generally accepted accounting principals consistently applied, and present fairly the financial condition and results of operations of SGI at the dates and for the periods covered by the SGI Financial Statements, subject in the case of the unaudited portion of the SGI Financial Statements to normal year-end audit adjustments, which will not be material, and the absence of certain footnote disclosures.

            4.6 Intellectual Property. SGI owns or has the right to use pursuant to license, sublicense, agreement or permission all patents, patent applications, trademarks, service marks, trade names, copyrights, computer software (including data and related documentation), trade secrets, Internet Websites, domain names and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted. To the best of SGI's knowledge, the business as conducted and as proposed to be conducted by SGI does not and will not cause SGI to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, computer software, licenses, trade secrets, domain names or other proprietary rights of any other Person.

            4.7 Litigation. Except as set forth on Schedule 4.7 attached hereto, there is no claim, action, suit or proceeding, at law or in equity, pending against SGI that might result, either in any case or in the aggregate, in any material adverse change in the business, assets or financial condition of SGI, nor is there any judgment, decree, injunction, order or writ of any court, governmental authority or arbitrator outstanding against SGI having, or which insofar as can be reasonably foreseen, in the future may have, any such effect.

            4.8 Compliance with Contracts. SGI is not in violation or default of any material term or provision of any material agreement, contract, lease, license or instrument to which SGI is a party or by which it or any of its properties or assets are bound.

            4.9 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of, the Articles of Incorporation or Bylaws of SGI, as amended, or any material agreement, contract, lease, license or instrument to which SGI is a party or by which it or any of its properties or assets are bound.

            4.10 Compliance with Applicable Law. SGI has, in all material respects, complied with all laws, regulations and orders applicable to its business, except in any case where the failure to comply would not have a material adverse effect on SGI or its business, and SGI has all permits and licenses required by such laws, regulations and orders.

            4.11 Governmental Consent. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority is required by or with respect to SGI in connection with the execution and delivery of this Agreement or the consummation by SGI of the transactions contemplated herein.

            4.12  Third  Party Consent.  SGI has obtained all consents required to be obtained by SGI from third parties material to the business of SGI in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, other than such consents, which if not obtained, would not have a material adverse effect on the Company or its business.

            4.13 Brokers or Finders. SGI has not incurred, and will not incur, directly or indirectly, as a result of any action taken by SGI, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated herein.

      5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to SGI and the SGI Stockholders as follows:

            5.1 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement, the consummation of the transactions contemplated herein, and the issuance of the Company Shares in accordance with the terms hereof, has been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

            5.2   Organization.

                  5.2(a)The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to carry on its business as presently conducted and is qualified to do business as a foreign corporation and is in good standing under the laws of each state in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of the Company.

                 5.2(b) The copies of the Articles of Incorporation, and all amendments thereto, of the Company, as certified by the Delaware Department of State, and the Bylaws of the Company and all amendments thereto, as certified by the Secretary of the Company, which have heretofore been delivered to SGI for examination, are complete and correct copies of the Articles of Incorporation and Bylaws of the Company as amended and in effect on the date hereof. All minutes of meetings and actions in writing without a meeting of the Board of Directors and stockholders of the Company are contained in the minute book of the Company heretofore delivered to SGI for examination, and no minutes or actions in writing without a meeting have been included in such minute book since such delivery to SGI that have not also been delivered to SGI. The minute book of the Company contains complete and accurate records of all meetings and other corporate actions of its Board of Directors and stockholders.

            5.3   Capitalization.

                  5.3(a)The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $.001 per share; 25,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this Agreement, 95,229 shares of common stock of the Company are issued and outstanding and no shares of preferred stock of the Company are issued and outstanding. As of the Closing Date, there will be 95,229 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding. All of the issued and outstanding shares of common stock of the Company are duly authorized, validly issued, fully paid and nonassessable, are not subject to preemptive rights created by statute, the Company's Articles of Incorporation or Bylaws, as amended, or any agreement to which the Company is a party or by which it is bound, and were offered and sold in compliance with applicable state and federal securities laws.

                  5.3(b)There are no outstanding options, warrants, subscriptions, calls, rights, demands, commitments, convertible securities or other agreements or arrangements of any character or kind whatsoever to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, sold or delivered, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, subscription, call, right, demand, commitment, convertible security or other agreement.

                  5.3(c)The Company Shares to be sold to the SGI Stockholders, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

            5.4   Equity Investments.

                  (a) As of the date hereof, the Company has no subsidiaries and does not own any capital stock or have any interest in any other corporation or in any partnership, limited liability company or other form of business entity, except as set forth on Schedule 5.4 attached hereto.

                  (b) As of the date of Closing, the Company will not have any subsidiaries and will not own any capital stock or have any interest in any of the entities described on Schedule 5.4 attached hereto or in any other corporation, partnership or other form of business entity.

            5.5   Financial Statements.

                  (a) The Company has delivered to SGI copies of its audited balance sheet for the fiscal years ended December 31, 2003 and 2004 and the related audited statements of operations, changes in stockholders' equity and cash flows for the fiscal years ended December 31, 2003 and 2004, together with appropriate notes to such financial statements, and copies of its unaudited balance sheet as of September 30, 2005 (the "Company Balance Sheet") and the related unaudited statements of operations, changes in stockholders' equity and cash flows for the quarterly period ended September 30, 2005 (collectively, the "Company Financial Statements"). A copy of the Company's audited financial statements delivered to SGI pursuant to this Section 5.5 is included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 and 2004, filed by the Company with the Securities and Exchange Commission ("SEC"), and a copy of the Company's unaudited financial statements delivered to SGI pursuant to this Section 5.5 is included in the Company's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2005 as filed by the Company with the SEC. The Company's Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial condition and results of operations of the Company at the dates and for the periods covered by the Company's Financial Statements.

                  (b) The books and records, financial and otherwise, of the Company are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of the Company.

            5.6   Absence of Liabilities.

                  5.6(a)As of the date hereof, the Company does not have any material debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that are not set otherwise set forth in the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005.

                  5.6(b)As of the Closing Date, the Company will not have any material debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that are not set otherwise set forth in the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005.

            5.7 Absence of Certain Changes or Events. Since the date of the Company Balance Sheet, the Company has not:

                  (a) Conducted any business or engaged in any activities other than activities related to the negotiation and execution of this Agreement;

                  (b) Declared or made any payment of dividends or other distributions to its stockholders or upon or in respect of any shares of its capital stock or purchased, or obligated itself to purchase, retire or redeem, any shares of its capital stock or other securities;

                  (c) Issued or sold or agreed to issue or sell any shares of its capital stock or other securities, or issued, granted or sold or agreed to issue, grant or sell, any options rights or warrants with respect thereto;

                  (d)   Amended its Articles of Incorporation or Bylaws;

                  (e) Entered into or become bound by or agreed to enter into or become bound by any contract, instrument, lease, license, agreement, transaction, commitment or undertaking;

                  (f) Borrowed or agreed to borrow any funds; incurred or agreed to incur or become subject to any debts, liabilities or obligations of any kind whatsoever; subjected or agreed to subject any of the assets or properties of the Company to any lien, security interest, charge, interest or other encumbrance or suffered such to be imposed; or guaranteed or agreed to guarantee the debts or obligations of others; or

                  (g) Paid or made any accrual or arrangement for payment of compensation of any kind to any of its past or present directors, officers or employees.

            5.8 Assets. The Company does not own or have any interest in any assets or properties.

            5.9 Tax Returns. Within the times and in the manner prescribed by law, the Company has filed all federal, state, and local tax returns required by law and has paid in full all taxes, including, without limitation, all net income, gross receipts, sales, use, withholding, payroll, employment, social security, unemployment, excise and property taxes, plus applicable penalties and interest thereon (all such items are collectively referred to as "Taxes") due to, or claimed to be due by, any governmental authority. The Company Balance Sheet fully accrues all current and deferred Taxes. The Company has not been delinquent in the payment of any Taxes and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. As of the Closing Date, the Company will not have any liability for Taxes.

            5.10 Litigation. There is no claim, action, suit, proceeding or investigation, at law or in equity, pending or threatened against the Company or involving, affecting or relating to any of its properties or assets, nor is there any judgment, decree, injunction, order or writ of any court, governmental authority or arbitrator outstanding against the Company or any of its property or assets which would have a material adverse effect on the Company.

            5.11  Compliance  with  Applicable  Law.   The Company has complied
with all laws, regulations and orders applicable to its business and has all permits and licenses required thereby.

            5.12  Contracts  and  Agreements.   Except as set forth on Schedule
5.12 attached hereto, the Company is not a party to or bound by nor are any of its properties and assets subject to or bound by any contract, instrument, lease, license, agreement, guaranty, commitment or other arrangement.

            5.13  Employees;  Employee  Plans.  Except as set forth on Schedule
5.13 attached hereto, the Company does not have any employees, consultants or advisors and is not a party to or bound by any employment, consulting, or retainer agreement, or any profit-sharing, deferred compensation, bonus, savings, stock option, stock bonus, stock purchase, severance, benefit, retirement, disability, insurance, vacation or any other similar employee benefit plans, funds, programs, agreements or arrangements which cover, are maintained for the benefit of, or related to any or all current or former employees, officers or directors of the Company.

            5.14 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or result in a breach of any term or provision of, constitute a default under or result in a violation of, the Articles of Incorporation or Bylaws of the Company, as amended, or any agreement, contract, lease, license, or instrument to which the Company is a party or by which it or any of its properties or assets are bound.

            5.15 Third Party Consent. The Company has obtained or prior to the Closing will obtain all consents required to be obtained by the Company from third parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.
            5.16 Governmental Consent. Except as set forth on Schedule 5.17 attached hereto, the Company is not required to submit any notice, report, statement, or other filing with and no consent, approval, order or authorization by any court, administrative agency or commission or other governmental authority is required to be obtained by the Company in connection with the execution and delivery of this Agreement and the sale and issuance of the Company Shares pursuant hereto, other than (a) an Information Statement on
Schedule 14C to be filed with the SEC in accordance with Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder, (b) such filings as may be required to be made under Federal and applicable state securities laws after the issuance of the Company Shares, and (c) the filing of a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Delaware in accordance with applicable provisions of the Delaware General Corporation Law in order to effect the name change reference in Section 8.5 hereof.

            5.17 Stockholder List. A complete and accurate list of the stockholders of record of the Company as of October 31, 2005, which stockholder list accurately reflects the number of outstanding shares of the Company's stock and the number of such shares which bear a restrictive legend or are subject to stop transfer orders or other restrictions on transfer, has been delivered to SGI.

            5.18 Registration Rights. No Person has demand or other rights to cause the Company to file any registration statement under the Securities Act of 1933, as amended (the "Act") relating to any securities of the Company or any right to participate in any such registration statement.

            5.19  Compliance with Securities Laws.

                  5.19(a) All reports required to be filed by the Company with the Securities and Exchange Commission (collectively, the "Reports") have been properly filed and fully comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder with respect to such Reports. The information contained in the Reports fairly presents, in all material respects, the financial condition and results of operations of the Company. None of the filed Reports contain any untrue statement of a material fact, or fail to state any material fact required to be stated therein or necessary to make the statements made therein not misleading.

                  5.19(b) No formal or informal investigation or examination by the SEC or by the securities administrator of any state is pending or threatened against the Company.

                  5.19(c)   The Company has not been convicted of any felony or
misdemeanor in connection with the purchase and sale of any security or involving the making of any false filing with the SEC.

                  5.19(d) The Company is not subject to any order, judgment or decree of any court of competent jurisdiction, temporarily or preliminarily restraining or enjoining, or subject to any order, judgment or decree of any court of competent jurisdiction, permanently restraining or enjoining, the Company from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the SEC.

            5.20 Investment Company. The Company is not required to be registered as an investment company under the Investment Company Act of 1940, as amended, and neither the Company nor its officers or directors are required to be registered as investment advisors under the Investment Advisor Act of 1940, as amended.

      6.    COVENANTS RELATING TO CONDUCT OF BUSINESS OF SGI

            During the period from the date of this Agreement and continuing until the Closing, SGI agrees (except to the extent that the Company shall otherwise consent in writing) that:

            6.1 Ordinary Course. SGI shall carry on its business in the usual and ordinary course, in substantially the same manner as heretofore conducted.

      7.    COVENANTS RELATING TO CONDUCT OF BUSINESS OF THE
            COMPANY

            During the period from the date of this Agreement and continuing until the Closing, the Company agrees (except as expressly contemplated by this Agreement or to the extent that SGI shall otherwise consent in writing) that:

            7.1 Ordinary Course. The Company shall not conduct any business or engage in any activities other than activities related to the closing of the transactions contemplated by this Agreement.

            7.2 Dividends or Other Distributions. The Company shall not and shall not propose to (i) declare or pay any dividends on or make other distributions to its stockholders or upon or in respect of any shares of its capital stock, or (ii) purchase or obligate itself to purchase, retire or redeem any shares of its capital stock or other securities.

            7.3 Issuance of Securities. The Company shall not issue, deliver or sell or authorize or agree to issue, deliver or sell any shares of its capital stock or other securities, or issue, grant or sell, or agree to issue, grant or sell, any options, rights or warrants with respect thereto.

            7.4   Governing   Documents.   The  Company  shall  not  amend  its
Articles of Incorporation, except  to  effect  the  name  change referred to in
Section 8.5 of this Agreement, or amend its Bylaws.

            7.5 No Contracts or Undertakings. The Company shall not enter into or become bound by or agree to enter into or become bound by any contract, instrument, lease, license, agreement, transaction, commitment or undertaking.

            7.6 No Obligations or Liabilities. The Company shall not borrow or agree to borrow any funds or incur or agree to incur or become subject to any debts, obligations or liabilities of any kind whatsoever, except obligations for legal fees, accounting fees and other fees, costs and expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated herein (the "Permitted Obligations"), provided that all such Permitted Obligations are fully paid or otherwise satisfied or discharged by the Company within sixty (60) days following the Closing Date.

            7.7 No Liens or Guarantees. The Company shall not subject or agree to subject any of the assets or properties of the Company to any lien, security interest, charge, interest or other encumbrance of any kind or suffer such to be imposed, or guarantee or agree to guarantee the debts or obligations of others.

            7.8 No Compensation Payments. The Company shall not pay or make any accrual or arrangement for payment of compensation of any kind to any of its past or present directors, officers or employees outside of the ordinary course and scope of its business.

      8.    ADDITIONAL AGREEMENTS

            8.1   Access to Information.

                        SGI shall afford to the Company and shall cause its independent accountants to afford to the Company, and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all information concerning SGI, as the Company may reasonably request, provided that SGI shall not be required to disclose any information which it is legally required to keep confidential. The Company will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and the Company will cause its consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason the Company shall promptly return, or cause to be returned, to the disclosing party all documents obtained from SGI, and any copies made of such documents, extracts and copies thereof.

                        The   Company   shall  afford  to  SGI  and   the   SGI
Stockholders and shall cause its independent accountants to afford to SGI and the SGI Stockholders, and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all of the Company's properties, books, contracts, commitments and records and to the audit work papers and other records of the Company's independent accountants. During such period, the Company shall use reasonable efforts to furnish promptly to SGI and the SGI Stockholders such information concerning the Company as SGI and the SGI Stockholders may reasonably request, provided that the Company shall not be required to disclose any information which it is legally required to keep confidential. SGI and the SGI Stockholders will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and SGI and the SGI Stockholders will cause their respective consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason SGI and the SGI Stockholders shall promptly return, or cause to be returned, to the disclosing party all documents obtained from the Company, and any copies made of such documents, extracts and copies thereof.

            8.2 Communications. Between the date hereof and the Closing Date, neither SGI nor the Company will, without the prior written approval of the other party, furnish any communication to the public if the subject matter thereof relates to the other party or to the transactions contemplated by this Agreement, except as may be necessary, in the opinion of their respective counsel, to comply with the requirements of any law, governmental order or regulation.

            8.3 Securities Laws. The Company shall take such actions as may be necessary to comply with the Federal securities laws and the securities laws of all states which are applicable in connection with the issuance of the Company Shares, the Company Options and the Company Warrants to the SGI Stockholders, the SGI Option Holders and the SGI Warrant Holders, respectively, pursuant to this Agreement.

            8.4   Reserved.

            8.5 Name Change. At the Closing, the Company's Board of Directors and the holders of a majority of the Company's issued and outstanding common stock shall duly and lawfully authorize and approve, subject to and contingent upon consummation of the transactions contemplated by this Agreement, an amendment to the Company's Articles of Incorporation to change the name of the Company to Strategic Gaming Investments, Inc.

            8.6 Meeting of Stockholders. Prior to the Closing, the Company shall obtain the written consent of a majority of its stockholders for the purpose of (a) approving this Agreement and (b) approving an amendment to the Company's Articles of Incorporation which have been authorized and approved by the Company's Board of Directors to (i) change the name of the Company to Strategic Gaming Investments, Inc. after the consummation of the transactions contemplated by this Agreement. All actions taken in connection with the foregoing shall be made in full compliance with all applicable provisions of the Delaware General Corporation Law and all applicable provisions of the Federal securities laws, including, without limitation, Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

            8.7   Reserved.

      9.    CONDITIONS PRECEDENT

            9.1 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or before the date of Closing of the following conditions, unless waived by the Company:

                  (a) List of SGI Stockholders. SGI shall have delivered to the Company for attachment as Exhibit A to this Agreement a true and correct copy of a list of the SGI Stockholders who are parties to this Agreement and the number of SGI Shares owned by each such Stockholder, and the total number of SGI Shares set forth opposite the names of all of the Stockholders listed on Exhibit A shall constitute 100% of the total number of issued and outstanding shares of Common Stock of SGI immediately prior to the Closing.

                  (b) Minimum Number of SGI Shares. SGI Stockholders holding 100% of the issued and outstanding shares of Common Stock of SGI shall have executed and delivered a copy of this Agreement and shall have delivered to the Company the stock certificates and investment letters referred to in
Section 2.2 above.

                  (c) Representations and Warranties of the SGI Stockholders. The representations and warranties of the SGI Stockholders set forth in Article 3 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and on the date of the Closing.

                  (d) Representations and Warranties of SGI. The representations and warranties of SGI set forth in Article 4 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and on the date of Closing, and the Company shall have received a certificate to such effect signed by the chief executive officer of SGI.

                  (e) Additional Closing Documents. The Company shall have received the following documents and instruments:

                             Certified  resolutions   of   the   SGI  Board  of
Directors authorizing the execution and delivery of this Agreement and the performance by SGI of its obligations hereunder, including written consent from 100% of the SGI Stockholders; and

                             Such   other  documents  and  instruments  as  are
required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by the Company.

            9.2 Conditions to Obligations of SGI and the SGI Stockholders. The obligations of SGI and the SGI Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or before the Closing Date of the following conditions unless waived by SGI and the SGI Stockholders or their Agent:

                  (a) Representations and Warranties of the Company. The representations and warranties of the Company set forth in Article 5 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and on the Closing Date, and SGI and the SGI Stockholders shall have received a certificate to such effect signed by the chief executive officer of the Company.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and SGI and the SGI Stockholders shall have received a certificate to such effect signed by the chief executive officer of the Company.

                  (c) Change of Name. The Company's Board of Directors and stockholders shall have duly authorized and approved, in accordance with the Delaware General Corporation Law and Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, an amendment to the Company's Articles of Incorporation to change the name of the Company to Strategic Gaming Investments, Inc.

                  (d) Opinion of Counsel. The Company shall have delivered to SGI and the SGI Stockholders an opinion of its counsel dated the Closing Date on the matters set forth on Schedule 9.2(d) attached hereto.

                  (e) Additional Closing Documents. SGI shall have received the following documents and instruments:

                        (1) Certified resolutions of the Company's Board of Directors (a) authorizing the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder, (b) authorizing an amendment to the Company's Articles of Incorporation to change the Company's name in accordance with Section 9.2(c) above;

                        (2) Certified resolutions of the Company's stockholders approving an amendment to the Company's Articles of Incorporation to (i) to change the name of the Company in accordance with Section 9.2(c) above;

                        (3) A certificate of good standing of the Company from the Delaware Department of State dated as of the most recent practicable date;

                        (4) A list of the Company's stockholders as of a date within two days of Closing certified by the Company's stock transfer agent; and

                        (5)  Such   other  documents  and  instruments  as  are
required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by SGI.

                  (f) Minimum Number of SGI Shares. SGI Stockholders holding 100% of the issued and outstanding common stock of SGI shall have executed and delivered a copy of this Agreement and shall have delivered to the Company the stock certificates and investment letters referred to in Section 2.2 above.

      10.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

            10.1 Survival of Representations and Warranties. The representations and warranties contained herein shall survive the Closing, but shall expire on the first anniversary date following the date of Closing, unless a specific claim in writing with respect to these matters shall have been made, or any action at law or in equity shall have been commenced or filed before such anniversary date. Any investigations made by or on behalf of any of the parties prior to the date of Closing shall not affect any of the parties' obligations hereunder. Completion of the transactions contemplated herein shall not be deemed or construed to be a waiver of any right or remedy of any of the parties.

      11.   INDEMNIFICATION

            11.1  Indemnification.  The Company agrees to indemnify, defend and hold harmless SGI and the SGI Stockholders from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties and reasonable attorneys' fees and expenses (collectively "Damages") asserted against, resulting to, imposed upon or incurred by SGI or the SGI Stockholders, directly or indirectly, by reason of or resulting from (i) any breach by the Company of this Agreement, or (ii) any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement.

            11.2  Limitation.  The  liability  of  the Company pursuant to this
Section 11 shall be limited to claims for damages made by SGI or the SGI Stockholders in writing within one (1) year after the date of this Agreement or, with respect to claims relative to tax liabilities for periods ending on or prior to the date of this Agreement, within the period of any applicable statute of limitations.

            11.3 Claims. In the event that SGI or the SGI Stockholders (hereinafter collectively referred to as the "Indemnified Party") shall reasonably believe that it has a claim for Damages ("Claim"), it shall give prompt notice in accordance herewith to the Company (the "Indemnifying Party") of the nature and extent of such Claim and the Damages incurred by it. If the Damages are liquidated in amount, the notice shall so state, and such amount shall be deemed the amount of such Claim of the Indemnified Party against the Indemnifying Party. If the amount is not liquidated, the notice shall so state and, in such event, such Claim shall be deemed asserted against the Indemnifying Party but no payment or satisfaction shall be made on account thereof until the amount of such claim is liquidated.

            If the Indemnifying Party shall not, within thirty (30) days after the giving of such notice by the Indemnified Party, notify the Indemnified Party in accordance herewith that the Indemnifying Party disputes the right of the Indemnified Party to indemnity in respect of such Claim, then any such Claim shall be paid or satisfied as follows: (i) if said Claim is liquidated, then payment of such Claim to the Indemnified Party shall be made by the Indemnifying Party at the end of such period; or (ii) if the amount of such Claim is unliquidated at the time notice is originally given to the
Indemnifying Party, the Indemnified Party shall give a second notice to the Indemnifying Party when the liquidated amount of such Claim is known and, unless the Indemnifying Party shall object in writing to such amount (as opposed to the Claim itself, as to which the right to dispute had expired) within twenty (20) days after the giving of said second notice, payment of such Claim to the Indemnified Party shall be made by the Indemnifying Party.

            If the Indemnifying Party shall not have made payment to the Indemnified Party of any Claim when said payment is due, then the Indemnified Party shall have the right to take any and all actions required to collect from the Indemnifying Party the amount of such Claim.

            Any portion of the amount of Damages asserted by the Indemnified Party in connection with a Claim shall, if not objected to by the Indemnifying Party in accordance with the procedures established herein, be considered to be subject to satisfaction without further objection, as may be appropriate.

            If the Indemnifying Party shall notify the Indemnified Party that the Indemnifying Party disputes any Claim or the amount thereof (which notice shall only be given if the Indemnifying Party has a good faith belief that the Indemnified Party is not entitled to indemnity or the full amount of indemnity as claimed) then the parties hereto shall endeavor to settle and compromise such Claim, or may agree to submit the same to arbitration, and, if unable to agree on any settlement or compromise or on submission to arbitration, such claim shall be settled by appropriate litigation, and any liability and the amount of the Damages established by reason of such settlement, compromise, arbitration or litigation, or incurred as a result thereof, shall be paid and satisfied as provided herein.

            11.4 Conditions of Indemnification with Respect to Third Party Claims. The Indemnified Party shall promptly give notice to the Indemnifying Party of any claim of a third party which may reasonably be expected to result in a Claim by the Indemnified Party. The Indemnifying Party shall have the right to participate in and, with respect to a third party Claim as to which the Indemnifying is "wholly at risk," direct the defense, compromise or settlement of such claim with counsel selected by the Indemnifying Party, provided the Indemnifying Party gives written notice to the Indemnified Party of the Indemnifying Party's election to do so within thirty (30) days after receipt of notice in accordance with the preceding sentence. For the purposes of this Section 11.4, the Indemnifying Party shall be deemed to be "wholly at risk" except as to (i) Claims as to which the Indemnified Party may have any direct monetary risk for which it is not fully indemnified by the terms hereof or (ii) Claims as to which the Indemnified Party in its reasonable judgment has any risk or liability for which compensation by monetary damages would not be adequate. If the Indemnifying Party fails to so notify the Indemnified Party of its election to defend any such third party claim, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and expense of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof.

            If the proceeding involves matters as to which the Indemnifying Party is not "wholly at risk," then the defense, compromise or settlement of the Claim shall be the responsibility of the Indemnified Party, but such defense, compromise and settlement by the Indemnified Party shall be for the expense and account of the Indemnifying Party. Counsel for the Indemnifying Party shall consult and cooperate at all times with counsel for the Indemnified Party in defending against any such third party claim.

            The Indemnifying Party shall not under any circumstances, without the written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim.

      12.   TERMINATION

            12.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                        by mutual written consent of the Company, SGI and the SGI Stockholders or their Agent;

                        by the Company if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement by SGI or the SGI Stockholders;

                        by SGI and the SGI Stockholders or their Agent if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement by the Company; or

                  (d) by either the Company or SGI and the SGI Stockholders or their Agent if the Closing shall not have occurred by December 31, 2005, or such later date as shall have been approved by the Company, SGI and the SGI Stockholders or their Agent.

            12.2 Effect of Termination. Termination of this Agreement in accordance with Section 12.1 may be effected by written notice from either the Company or SGI and the SGI Stockholders or their Agent, as appropriate, specifying the reasons for termination and shall not subject the terminating party to any liability for any valid termination.

      13.   MISCELLANEOUS

            13.1 Tax Treatment. The transaction contemplated herein is intended to qualify as a "tax-free" reorganization under the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended. The Company, SGI and the SGI Stockholders acknowledge, however, that no party hereto has made any representation or warranty to the other with respect to the treatment of such transaction or the effect thereof under applicable tax laws, regulations, or interpretations; and that no attorney's opinion or private revenue ruling has been obtained with respect to the effects thereof under the Internal Revenue Code of 1986, as amended.

            13.2 Further Assurances. From time to time, at the other party's request and without further consideration, each of the parties will execute and deliver to the others such documents and take such action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

            13.3 Attorney's Fees and Expenses. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

            13.4 Parties in Interest. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto.

            13.5  Entire Agreement; Amendments.  This Agreement, including  the
Schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no representations, warranties or covenants other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

            13.6 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            13.7 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

            13.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile transmission of any signed original document and/or retransmissions of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

            13.9  Governing Law.   This  Agreement  shall  be  governed  by and
construed in accordance with the laws of the State of Nevada.

            13.10 Person. For purposes of this Agreement, the term "Person" shall mean any individual, corporation, partnership, joint venture or other business enterprise or entity and any governmental agency, federal, state or local.

            13.11 Notices. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication is given by personal delivery, telex, facsimile or telegram, service shall be conclusively deemed made at the time of receipt. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

      If to SGI:                                     At  the  address set forth
                                   below its name on the signature page of this Agreement.

      If to the SGI Stockholders:        At the addresses set forth  below  SGI
                                   on Exhibit A attached hereto.

      If to the Company:                       At  the  address set forth below
                                   its name on the signature page of this Agreement.



            13.12 Payment of Expenses.

                  (a) The Company shall pay for all of its own legal fees, accounting fees and all other fees, costs and expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated herein.

                  (b) SGI shall pay for all of its own legal fees, accounting fees and all other fees, costs and expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated herein.

            13.13 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

                                   COMPANY

                                   Left Right Marketing Technology, Inc.,
                                   a Delaware corporation


                                   By:  /s/ Lawrence S. Schroeder
					-------------------------
                                            Lawrence S. Schroeder
                                            Chief   Executive  Officer  and
					    President

                                   Address: 585 West 500 South, #180
                                            Bountiful, UT 84010

                                   SGI

                                   Strategic Gaming Investments, Inc.,
                                   a Nevada corporation

                                   By:   /s/ Jason F. Griffith
                                   	 ---------------------
                                   Name: Jason F. Griffith

                                   Its:  Secretary

                                   Address: 6330 McLeod Dr., Suite 7
                                            Las Vegas, NV 89120

                                   SGI STOCKHOLDERS

                                   By:  /s/ Donald R. Beck
					------------------
                                            Donald R. Beck

                                   By: /s/ Jason F. Griffith
				       ---------------------
                                           Jason F. Griffith

                                   By: /s/ Benjamin Magee
				       ------------------
                                           Benjamin Magee

                                   By: /s/ Anthony Marsiglia
				       ---------------------
                                           Anthony Marsiglia

                                   By: /s/ John Padon
				       --------------
                                           John Padon

                                   By: /s/ S. Matthew Schultz
				       ----------------------
                                           S. Matthew Schultz

                                   By: /s/ Lawrence S. Schroeder
				       -------------------------
                                           Lawrence S. Schroeder

                                   EXHIBIT A

                           LIST OF SGI STOCKHOLDERS



    NAME OF         	ADDRESS      		  NO. OF SHARES  PERCENTAGE 	NO. OF COMPANY SHARES
  STOCKHOLDER                          		  HELD IN SGI    HOLDINGS OF    ISSUABLE UPON EXCHANGE
								 SGI		OF SGI SHARES
---------------------	------------------------  -------------  -----------	----------------------

Lawrence S. Schroeder   6600 Amelia Earheart Ct.  	 34,000        44.4%          	     3,400,000
               		Suite B
               		Las Vegas, NV 89119
---------------------	------------------------  -------------  -----------	----------------------
S. Matthew Schultz      585 West 500 South        	 30,000        39.2%          	     3,000,000
        		Suite 180
               		Bountiful, UT 84010
---------------------	------------------------  -------------  -----------	----------------------
Jason F. Griffith       6330 McLeod Dr. Suite 7    	  7,500         9.8%                   750,000
               		Las Vegas, NV 89120
---------------------	------------------------  -------------  -----------	----------------------
Anthony  Marsiglia      6600 Amelia Earheart Ct.   	  2,500         3.3%                   250,000
               		Suite B
               		Las Vegas, NV 89119
---------------------	------------------------  -------------  -----------	----------------------
Donald Beck    		6600 Amelia Earheart Ct.   	  1,000         1.3%                   100,000
               		Suite B
               		Las Vegas, NV 89119
---------------------	------------------------  -------------  -----------	----------------------
Benjamin Magee		6600 Amelia Earheart Ct.     	    750         1.0%                    75,000
               		Suite B
               		Las Vegas, NV 89119
---------------------	------------------------  -------------  -----------	----------------------
Patrick Williams        6600 Amelia Earheart Ct.     	    500         0.7%                    50,000
               		Suite B
               		Las Vegas, NV 89119
---------------------	------------------------  -------------  -----------	----------------------
John Padon     		6600 Amelia Earheart Ct.     	    250         0.3%                    25,000
               		Suite B
               		Las Vegas, NV 89119
---------------------	------------------------  -------------  -----------	----------------------
TOTAL                                         	  	 76,500       100.0%          	     7,650,000
---------------------	------------------------  -------------  -----------	----------------------

                                   EXHIBIT B

                               INVESTMENT LETTER

Left Right Marketing Technology, Inc.
585 South 500 West
Bountiful, UT 84010

Re: LRMK & SGI Transaction

Ladies and Gentlemen:

      In connection with the issuance to the undersigned of shares of common stock (the "Shares") of Left Right Marketing Technology, Inc., a Delaware corporation (the "Company"), pursuant to that certain Agreement and Plan of Reorganization among the Company, Strategic Gaming Investments, Inc., a Nevada corporation ("SGI") and the stockholders of SGI (the "Exchange Agreement"), the undersigned stockholder of SGI ("SGI Stockholder") hereby represents, warrants and covenants to the Company that:

      1. SGI Stockholder either (a) is an accredited investor within the meaning of Rule 501(a) under the Securities Act of 1933 (the "Securities Act"), or (b) has such business or financial experience that SGI Stockholder has the capacity to protect SGI Stockholder's interests in connection with the acquisition of the Shares.

      2. SGI Stockholder has received and reviewed the Exchange Agreement and all other information SGI Stockholder considers necessary or appropriate for deciding whether to acquire the Shares. SGI Stockholder further represents that SGI Stockholder has had an opportunity to ask questions and receive answers from the Company and its officers and directors regarding the business, financial affairs and other aspects of the Company and has further had the opportunity to obtain any information (to the extent the Company possesses or can acquire such information without unreasonable effort or expense) which SGI Stockholder deems necessary to evaluate the investment and to verify the accuracy of information otherwise provided to SGI Stockholder.

      3. SGI Stockholder acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or qualified under the securities laws of any state, in reliance, in part, on the representations and warranties herein. Such Shares are being acquired by SGI Stockholder for investment purposes for SGI Stockholder's own account only and not for sale or with a view to distribution of all or any part of such Shares. No other person will have any direct or indirect beneficial interest in the Shares.

      4. SGI Stockholder understands (a) that the Shares have not been registered or qualified under the Securities Act or any state securities or "Blue Sky" laws, on the ground that the offer and sale of the Shares pursuant to the Exchange Agreement is exempt from registration and qualification under
Section 4(2) of the Securities Act and/or SEC Rule 506 and Section 18 of the Securities Act, (b) that the Shares are "restricted securities" as such term is defined in Rule 144 under the Securities Act, and (c) that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances and that otherwise such securities must be held indefinitely. In this connection, SGI Stockholder represents that SGI Stockholder understands the resale limitations imposed by the Securities Act and is familiar with SEC Rule 144, as presently in effect, and the conditions which must be met in order for that Rule to be available for resale of "restricted securities," including the requirement that the securities must be held for at least one year after purchase thereof from the Company prior to resale (two years in the absence of publicly available information about the Company) and the condition that there be available to the public current information about the Company under certain circumstances.

      5. Without in any way limiting the representations set forth above, SGI Stockholder further agrees not to make any disposition of all or any portion of the Shares unless and until:

            (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable requirements of state securities laws; or

            (b)   (i) SGI Stockholder shall have  notified  the  Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, SGI Stockholder shall have furnished the Company with a written opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of any securities under the Securities Act or the consent of or a permit from appropriate authorities under any applicable state securities law. SGI Stockholder understands that the Company will not require opinions of counsel for transactions made pursuant to SEC Rule 144, provided it is furnished with all certificates and other information it may reasonably request to permit it to determine that the subject disposition is, in fact, exempt from the registration requirements of the Act pursuant to SEC Rule 144.

            (c) In the case of any disposition of any of the Shares pursuant to SEC Rule 144, in addition to the matters set forth in paragraph 5(b) above, SGI Stockholder shall promptly forward to the Company a copy of any Form 144 filed with the SEC with respect to such disposition and a letter from the executing broker satisfactory to the Company evidencing compliance with SEC Rule 144. If SEC Rule 144 is amended or if the SEC's interpretations thereof in effect at the time of any such disposition by SGI Stockholder have changed from its present interpretations thereof, SGI Stockholder shall provide the Company with such additional documents as it may reasonably require.

      6. SGI Stockholder understands that the certificates evidencing the Shares may bear the following legend or a legend of similar import:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SHARES UNDER THE ACT OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED SALE OR TRANSFER."

      7. SGI Stockholder represents and warrants to the Company that SGI Stockholder is a resident of the state specified in the address of SGI Stockholder set forth below, has a principal residence within such state, maintains all drivers licenses and voter registrations only with such state and intends to remain a citizen of such state for the foreseeable future.

      Dated: December 28, 2005            Number  of Shares of Common Stock Held
                                         in SGI:





                                         (Signature)



                                         (Print name of SGI Stockholder)


                                         Address of SGI Stockholder:

                                 SCHEDULE 4.4

                          LIST OF SUBSIDIARIES OF SGI

1. The Ultimate Poker League, Inc., a Nevada corporation, is a wholly owned subsidiary of Strategic Gaming Investments, Inc.

                                 SCHEDULE 4.5

                          FINANCIAL STATEMENTS OF SGI

                                 SCHEDULE 4.7

                                 LITIGATION

None.

                                 SCHEDULE 5.4

                              EQUITY INVESTMENTS


None.

                                 SCHEDULE 5.12

                           CONTRACTS AND AGREEMENTS

None.

                                 SCHEDULE 5.13

                           EMPLOYEES; EMPLOYEE PLANS


1.    2004 Amended and Restated Consultant and Employee Stock Compensation Plan
filed   with the Securities and Exchange Commission as an exhibit to Form S-8.